UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 13, 2006
(Date of earliest event reported)

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SEQUIAM CORPORATION
(Exact Name of Registrant as Specified in Charter)

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California	333-45678	33-0875030
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Sunport Lane
Orlando, Florida 32809
(Address of Principal Executive Offices)

(407) 541-0773
(Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 - OTHER EVENTS

Item 8.01.  Other Events.

On July 13, 2006, Sequiam Corporation (the “Company”) reached an agreement with Chapman Spira & Carson, LLC (“Chapman”) to settle the complaint filed by Chapman on or about September 28, 2005 in United States District Court for the Southern District of New York in which Chapman asserted claims for breach of contract and unjust enrichment (the “Dispute”). The agreement to settle the Dispute requires the Company to deliver a cash payment to Chapman of $200,000. In exchange for the settlement payment, both parties stipulate and agree that all claims and counterclaims in the Dispute are discontinued as to all parties with prejudice.

Neither party admits any liability or wrongdoing and the settlement does not construe any admission of liability or wrongdoing.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)  Exhibits.

99.1 Settlement Agreement between Sequiam Corporation and Chapman Spira & Carson, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUIAM CORPORATION

Date: July 14, 2006            By: /s/ Mark L. Mroczkowski
Name: Mark L. Mroczkowski
Title: Senior Vice President and Chief Financial Officer